Prospectus

ACROSS AMERICA FINANCIAL SERVICES, INC.

Spin-Off of ACROSS AMERICA FINANCIAL SERVICES, INC. by the Distribution of

1,810,476 Shares of Common Stock

We are furnishing this Prospectus to the shareholders of Across America Real Estate Corp. (AARD), a Colorado corporation.

AARD owns the shares. Shareholders of AARD will receive one (1) of our shares for every ten (10) shares of AARD which they owned on March 1, 2007, the record date of the distribution. Fractional shares will be rounded to the next whole share. These distributions will be made within ten (10) days of the date of this Prospectus. ACROSS AMERICA FINANCIAL SERVICES, INC. is bearing all costs incurred in connection with this distribution.

Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market. This distribution of our common shares is the first public distribution of our shares. It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker. Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be.

Investing in our common stock involves a high degree of risk.
You should read the "Risk Factors" beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2007.

Questions And Answers About The Spin-Off

Q:	How Many Financial Services Shares Will I Receive?

A:	Financial Services will distribute to you one (1) share of our common stock for every ten (10) shares of AARD you owned on the record date. Fractional shares will be rounded to the next whole share.

Q:	What Are Shares Of Financial Services Worth?

A:	The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value.

Q:	What Will Financial Services Do After The Spin-Off?

A:	We plan to operate a real estate brokerage company. We are currently in the development stage.

Q:	Will Financial Services Shares Be Listed On A National Stock Exchange Or The Nasdaq Stock Market?

A:
Our shares will not be listed on any national stock exchange or the Nasdaq Stock Market. It is our hope that the shares will be quoted by one or more market makers on the OTC Electronic Bulletin Board, although we have no agreements or understandings with any market maker to do so.

Q:	What Are The Tax Consequences To Me Of The Spin-Off?

A:
We do not believe that the distribution will qualify as a tax-free spin-off under U.S. tax laws. Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the spin-off. A portion of this distribution will be taxable to you as a dividend and the remainder will be a tax-free reduction in your basis in your AARD shares.

Q:	What Do I Have To Do To Receive My Financial Services Shares?

A:
No action by you is required. You do not need to pay any money or surrender your AARD common shares to receive our common shares. We will mail your Financial Services shares to your record address as of the record date.

About this Prospectus

    You should rely only on the information contained in this prospectus. We have not, and AARD has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. AARD and we believe that the information contained in this prospectus is accurate as of the date on the cover. Changes may occur after that date; AARD and we may not update this information except as required by applicable law.

Forward-looking Statements

   This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:
*	changes in general economic and business conditions affecting the real estate industry, especially financial services;

*	changes in legislation and regulation effecting the real estate industry;

*	changes in our business strategies;

*	the level of demand for our developed real estate; and

*	the availability of working capital.

    In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by our company or any other person that our objectives and plans will be achieved.

Summary
About Our Company

    Please note that throughout this prospectus the words "we," "our," or "us" refers to Across America Financial Services, Inc (“Financial Services”).

    Financial Services is a wholly-owned subsidiary of Across America Real Estate Corp.(“AARD”).  On January 10, 2007, the directors of AARD approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, a spin-off to Company shareholders of record as of March 1, 2007 (the “Record Date”), on a pro rata basis, with one share each of Across America Financial Services, Inc. to be issued for each ten shares issued and outstanding of common stock or common stock upon conversion of Company preferred stock owned by such Company shareholders as of the Record Date. Since AARD’s business is related to the proposed activities of Financial Services, the AARD directors decided it was in the best interest of AARD and Financial Services and AARD's shareholders to spin-off Financial Services to minimize any potential of conflict of interest.

    The shares of Financial Services are owned by AARD, who will distribute the Financial Services shares once the Form SB-2 is effective with the Securities and Exchange Commission. The shares will be distributed by X-Clearing Corp., which acts as our transfer agent.

    We are a development stage company. Our development stage began when we approved our business plan on November 9, 2006. Our plan is to act as a mortgage broker for commercial real estate transactions. See “Business” below.

    Our principal executive offices are located at 700 Seventeenth Street, Suite 1200, Denver, Colorado 80202, and our telephone number is (303) 893-1003.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to invest in shares of our common stock.

The occurrence of any of the following risks could materially and adversely affect our business, financial condition and operating result. In this case, the trading price of our common stock could decline and you might lose all or part of your investment.

If we do not generate adequate revenues to finance our operations, our business may fail.

     We have not generated revenues from our inception. As of December 31, 2006, we had a cash position of $2,000. Operating costs are expected to range between $30,000 and $50,000, for the fiscal year ending December 31, 2007. These operating costs include insurance, taxes, utilities, maintenance, contract services and all other costs of operations. We will use contract employees who will be paid on a per transaction basis as each mortgage transaction is closed. However, the operating costs and expected revenue generation are difficult to predict. We expect to generate revenues in the next twelve months from mortgage brokerage services using referrals from AARD and unrelated individuals and entities that operate in the financial services business. Since there can be no assurances that revenues will be sufficient to cover operating costs for the foreseeable future, it may be necessary to raise additional funds. Due to our lack of operating history, raising additional funds may be difficult. In January, 2007, an organization named Safe Harbor I, LLC, formerly known as Safe Harbor Business Development Company (“Safe Harbor”), which is affiliated with our largest shareholder, GDBA Investments, LLLP, agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due January 12, 2008, with a possible extension ending January 12, 2009. If we are unable to raise funds to cover any operating deficit after fiscal year ending January 12, 2009, our business may fail.

Because we had incurred a loss and have no current operations, our accountants have expressed doubts about our ability to continue as a going concern.

    For the fiscal year ended December 31, 2006, our accountants have expressed doubt about our ability to continue as a going concern as a result of lack of history of operations, limited assets, and operating losses since inception. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

ཉ	our ability to locate mortgage brokerage clients who will use our brokerage services; and

ཉ	our ability to generate revenues.

    Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect our operating costs to range between $30,000 and $50,000 for the fiscal year ending December 31, 2007. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

The lack of a broker or dealer to create or maintain a market in our stock could adversely impact the price and liquidity of our securities.

    We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

As our stock will not be listed on Nasdaq or another national exchange, trading in our shares will be subject to rules governing "penny stocks," which will impair trading activity in our shares.

    As we do not intend to list our stock on Nasdaq or another national exchange, our stock will therefore be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

    These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock.

Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

    We have the authority to issue up to 50,000,000 shares of common stock, 1,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval. Although no financing is planned currently, we may need to raise additional capital to fund operating losses. If we raise funds by issuing equity securities, our existing stockholders who receive shares in the spin-off may experience substantial dilution. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

    The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Colorado law and our Articles of Incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

    Colorado law provides that our directors will not be liable to our company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our company to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

We are Subject to Extensive Regulation.

    Our proposed operations are subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Our lending activities could be subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act, as amended, and Regulation B, the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act and Regulation X, the Home Mortgage Disclosure Act, the Federal Debt Collection Practices Act and the National Housing Act of 1934, as well as other federal and state statutes and regulations affecting our activities.

    We are also subject to the rules and regulations of, and examinations by, state regulatory authorities with respect to originating and processing loans. These rules and regulations, among other things, impose licensing obligations on us, establish eligibility criteria for mortgage loans, prohibit discrimination, govern inspections and appraisals of properties and credit reports on loan applicants, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement action.

Competition in the mortgage brokerage industry is intense.

          Our business plan involves acting as a mortgage broker for commercial real estate transactions. This business is highly competitive. There are numerous similar companies providing such services in the United States of America. Our competitors will have greater financial resources and more expertise in this business. Our ability to develop our mortgage brokerage business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

The share control position of GDBA Investments, LLLP will limit the ability of other shareholders to influence corporate actions.

          After distribution of our shares to the AARD shareholders, our largest shareholder, GDBA Investments, LLLP, will own 1,178,144 shares and thereby control approximately 65% of our outstanding shares. Because GDBA Investments, LLLP individually will beneficially control more than a majority of the outstanding shares, other shareholders, individually or as a group, will be limited in their ability to effectively influence the election or removal of our directors, the supervision and management of our business or a change in control of or sale of our company, even if they believed such changes were in the best interest of our shareholders generally.

Our future success depends, in large part, on the continued service of our President and our Secretary-Treasurer and the continued financing of Safe Harbor.

          We depend almost entirely on the efforts and continued employment of Mr. Klemsz, our President and Secretary-Treasurer. Mr. Klemsz is our primary executive officer, and we will depend on him for nearly all aspects of our operations. In addition, Safe Harbor, an entity affiliated with GDBA Investments our largest shareholder, is our only source of financing. We do not have an employment contract with Mr. Klemsz, and we do not carry key person insurance on the life of either. The loss of the services of Mr. Klemsz through incapacity or otherwise, would have a material adverse effect on our business. It would be very difficult find and retain qualified personnel such as Mr. Klemsz and a financing source to replace Safe Harbor.

The Spin-Off and Plan of Distribution

Distributing Company	ACROSS AMERICA FINANCIAL SERVICES, INC.

Shares To Be Distributed	1,810,476 shares of our common stock, $0.001 par value. The shares to be distributed in the spin-off will represent 100% of our total common shares outstanding.

Distribution Ratio	One (1) of our common shares for every ten (10) common shares of AARD owned of record on March 1, 2007. No cash distributions will be paid. Fractional shares will be rounded to the next whole share.

No Payment Required	No holder of AARD common shares will be required to make any payment, exchange any shares or to take any other action in order to receive our common shares.

Record Date
The record date for Financial Service's distribution shares is March 1, 2007. After the record date, the AARD common shares will be trading "ex dividend," meaning that persons who have bought their common shares after the record date are not entitled to participate in the distribution.

Prospectus Mailing Date	March 23, 2007. We have mailed this prospectus to you on or about this date.

Distribution Date
1,810,476 of our common shares, which are held by AARD, will be delivered to the distribution agent on this date, and the spin-off will be completed.  The distribution date will be a date within ten (10) days following the prospectus mailing date designated above. You will be entitled to receive our shares even if you sold your AARD shares after the record date. A certificate representing your shares of our common stock will be mailed to your address of record as of the record date. The mailing process is expected to take about thirty (30) days.

Distribution Agent	The distribution agent for the spin-off will be X-Clearing Corp., Denver, Colorado.

Listing and Trading of Our Shares
There is currently no public market for our shares. We do not expect a market for our common shares to develop until after the distribution date. Our shares will not qualify for trading on any national or regional stock exchange or on the Nasdaq Stock Market. We will attempt to have one or more broker/dealers agree to serve as market makers and quote our shares on the over-the-counter market on the OTC Electronic Bulletin Board maintained by the NASD. However, we have no present agreement, arrangement or understanding with any broker/dealer to serve as a market maker for our common shares. If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which may develop, investor perception of our business, growth prospects and general market conditions.

Background and Reasons for the Spin-Off

          Financial Services is a corporation which was formed under the laws of the State of Colorado on December 1, 2005. Our Articles of Incorporation authorize our company to issue 50,000,000 shares of common stock with $0.001 par value per share and 1,000,000 shares of preferred stock with $0.10 par value per share.

         Financial Services was a wholly-owned subsidiary of Across America Real Estate Corp.(“AARD”). On January 10, 2007, the directors of AARD approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, the pro rata spin-off of Financial Services to AARD shareholders of record on March 1, 2007 on a pro rata basis. Since AARD’s business is related to the proposed activities of Financial Services, the AARD directors decided it was in the best interest of AARD and Financial Services and AARD's shareholders to spin-off Financial Services to minimize any potential of conflict of interest.

          The shares of Financial Services are owned by AARD, who will distribute the Financial Services shares once the Form SB-2 is effective with the Securities and Exchange Commission. The shares will be distributed by X-Clearing Corp., which acts as our transfer agent.

Mechanics of Completing the Spin-Off

    Within ten (10) days following the date that the SEC declares effective the registration statement that includes this prospectus, we will deliver to the distribution agent, X-Clearing Corp., Inc., 1,810,476 shares of our common stock to be distributed to the AARD shareholders as of March 1, 2007, pro rata.

    You will be entitled to receive our shares even if you sold your AARD shares after the record date. A certificate representing your shares of our common stock will be mailed to your address of record as of the record date. The mailing process is expected to take about thirty (30) days.

           No cash distributions will be paid. Fractional shares will be rounded to the next whole share.

          No holder of common shares of AARD is required to make any payment or exchange any shares in order to receive our common shares in the spin-off distribution.

          If we are unable to locate a shareholder entitled to receive our shares as part of the dividend spin-off, then such shares will be returned to our parent company, AARD.

Capitalization

    The following table sets forth our capitalization as of December 31, 2006. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.

As of December 31, 2006

Current maturities of debt	-
Long-term debt
Total debt
Shareholders' (Deficit)	(500)
Preferred Stock, $0.10 par value, 1,000,000 shares authorized; no shares outstanding	-
Common Stock, $0.001 par value; authorized 50,000,000 shares: 2,000,000 issued and outstanding(1)	2000
Additional paid-in capital	-
Stock Subscriptions	-
Accumulated (deficit)	-
Accumulated (deficit) during developmental stage	(500)
Total shareholders' equity	1,500
Total shareholders' equity and capitalization	2,000
_____________

(1)
In connection with the spin-off, we estimate that AARD will issue approximately 1,810,476 shares to AARD shareholders. As a result, AARD will cancel and return to authorized shares a total of approximately 189,524 shares, giving the AARD shareholders one hundred percent ownership of us.

Certain Market Information

    There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

    We plan to apply for quotation of the Common Stock on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. Financial Services will have 1,810,476 shares of common stock issued and outstanding.

    Financial Services has never paid a dividend on its common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. Management anticipates that earnings, if any, will be retained to fund our working capital needs and the expansion of our business. The paying of any dividends is in the discretion of the Board of Directors.

    Following the spin-off, we believe that there will be approximately eighty-eight stockholders of record.

Selected Financial Data

    Set forth below is our selected financial data as of and for the year ended December 31, 2006. This financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.

Balance Sheet Data	Year Ended December 31, 2006

Total assets	2,000

Current assets	2,000

Current liabilities	500

Net working capital (deficit)	1,500

Shareholders' equity	1,500

Operating Statement Data	For the Year Ended December 31, 2006

Revenues	-0-

Net income (loss)	(500)

Weighted average number of common shares	2,000,000

Basic and diluted income (loss) per common share	0

Management's Discussion and Analysis of Financial Condition
and Results of Operations

    Certain statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations that are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, and changes in applicable laws or regulations. The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this report.

    Our activities have been primarily focused on organization as a development stage enterprise since planned principal operations have not yet commenced. Accordingly, management does not consider the historical results of operations to be representative of our future results of operation. Our development stage began when we approved our business plan on November 9, 2006. Our plan is to act as a mortgage broker for commercial real estate transactions. See “Business” below.

Critical Accounting Policies

    We have identified the following policies below as critical to our business and results of operations. For further discussion on the application of these and other accounting policies, see Note 1 to the accompanying audited financial statements for the year ended December 31, 2006, included elsewhere in this Prospectus. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

    We have had no revenue during the year ended December 31, 2006. Anticipated future operating revenue will represent services in connection acting as a mortgage broker for commercial real estate transactions. Such revenues will be recorded as the services are performed.

Plan of Operation for December 31, 2006 to December 31, 2007

    Financial Services intends to act as a mortgage broker for commercial real estate transactions. Our operating costs are expected to range between $30,000 and $50,000 for the fiscal year ending December 31, 2007. These operating costs include insurance, taxes, utilities, maintenance, contract services and all other costs of operations. However, the operating costs and expected revenue generation are difficult to predict. We expect to generate revenues in the next twelve months from mortgage brokerage services using referrals from AARD and unrelated individuals and entities that operate in the financial services business. Since there can be no assurances that revenues will be sufficient to cover operating costs for the foreseeable future, it may be necessary to raise additional funds. Due to our lack of operating history, raising additional funds may be difficult. In January, 2007, an organization named Safe Harbor I, LLC., formerly known as Safe Harbor Business Development Company (“Safe Harbor”), which is controlled by our largest shareholder, GDBA Investments, LLLP, agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due January 12, 2008, with a possible extension ending January 12, 2009. If we are unable to raise funds to cover any operating deficit after fiscal year ending January 12, 2009, our business may fail.

       We generated no revenues during the year ended December 31, 2006, and management does not anticipate any revenues until March, 2007, as contemplated by our business plan.

Seasonality

    We do not expect that our business will be seasonal with nearly all revenue generated throughout the year. However, with our startup phase, we do not anticipate any material revenue until March, 2007.

Results of Operations

    We had no revenue for the year ended December 31, 2006.  Operating expenses during the year ended December 31, 2006 totaled $ 500, consisting of professional fees.

Liquidity and Capital Resources

    At December 31, 2006, we had an unrestricted cash balance of $2,000. Our current assets were $2,000 at December 31, 2006 and our current liabilities totaled $500, resulting in net working capital of $1,500.

Financial Position

    At December 31, 2006, we had no commitments for capital expenditures. In January, 2007, Safe Harbor I, LLC, formerly known as Safe Harbor agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due January 12, 2008, with a possible extension ending January 12, 2009. Management estimates it will take approximately $35,000 - $50,000 per year to fund proposed operations. Since we have no operating history, it is uncertain whether revenue from operations will be sufficient to cover our operating expenses. We have no commitment for funding after fiscal year 2007. If we are unable to raise funds to cover any operating deficit after fiscal year ending December 31, 2007, our business may fail.

Trends

    There are no known trends, events or uncertainties that have had or that are reasonably expected to have a material impact on the net sales or revenues or income from our proposed operations. Our management has not made any commitments, which will require any material financial resources.

Business

Business Development

    Financial Services is a corporation which was formed under the laws of the State of Colorado on December 1, 2005. We are a wholly-owned subsidiary of Across America Real Estate Corp.(“AARD”).

    We are a development stage company. Our development stage began when we approved our business plan on November 9, 2006. Our plan is to act as a mortgage broker for commercial real estate transactions.

    On January 10, 2007, the directors of AARD approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, the pro rata spin-off of Financial Services to AARD shareholders of record on March 1, 2007 on a pro rata basis. Since AARD’s business is related to the proposed activities of Financial Services, the AARD directors decided it was in the best interest of AARD and Financial Services and AARD's shareholders to spin-off Financial Services to minimize any potential of conflict of interest.

    The shares of Financial Services are owned by AARD, who will distribute the Financial Services shares once the Form SB-2 is effective with the Securities and Exchange Commission. The shares will be distributed by X-Clearing Corp., which acts as our transfer agent.

Proposed Business

    We plan to act as a mortgage broker in commercial real estate transactions. We will focus on built-to-suit real estate projects for specific retailers. We will first attempt to establish an effective client lending base for which we can provide services. We plan to utilize our relationship with AARD for referrals and the expertise of third party independent contractors who we plan to hire to develop lending opportunities. Each contractor will be expected to utilize his previous contacts in business to develop potential opportunities.

    We are presently planning to develop and implement an Internet based operation. We plan to equip our offices with personal computers which will allow our contractors to access e-mail, the Internet, and a collection of applications. We also plan to utilize the most current loan processing software which interfaces directly with the several credit reporting software companies. We believe that this technology will expedite loan processing and closings.

    In addition, we plan to develop a web site which will allow realtors to send loan applications directly to us for approval. In the future, we plan to develop enhancements to the web site to permit realtors to use the site to fill out loan applications for prospective borrowers, to check the status of a previously submitted application, and to generally otherwise interact with us during the loan process.

    Our proposed system will be established to operate at maximum efficiency to control administrative and associated costs. Therefore, we plan to develop a system which will allow for individual identification, appointment scheduling, credit history records, payment records, itemized expenses as well as associated fees and payment processing. With all data stored on the individual customized electronic record formulated by us at the time of processing, the system would also allow the periodic review of the client's current condition of the loan and offer alternative solutions to loans that are structured for the short term. We believe that sophisticated electronics data exchange systems are an essential part of the future of mortgage brokerage operations.

     We plan to operate out of one office in the Denver Metropolitan area. We have no specific plans at this point for additional offices.

Competition

    Our business plan involves acting as a mortgage broker for commercial real estate transactions. This business is highly competitive. There are numerous similar companies providing such services in the United States of America. Our competitors will have greater financial resources and more expertise in this business. Our ability to develop our mortgage brokerage business will depend on our ability to successfully market our services in this highly competitive environment. We cannot guarantee that we will be able to do so successfully.

Effect of Governmental Regulations: Compliance with Environmental Laws

    Since we only act in the capacity of a broker, we do not expect government regulations or environmental laws to have any material impact on us.

Property

    We currently use the mailing address of the offices of AARD for company use. We plan to occupy separate office facilities and obtain office furniture and equipment after the spin-off. We own no real estate nor have plans to acquire any real estate.

Employees

    We have no employees other than Mr. Klemsz, our President and Secretary-Treasurer. He plans to devote less than 5% of his time to our business.

Legal Proceedings

    We are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

Management
Directors, executive officers and key employees

Name:	Age	Position:
Brian L. Klemsz	48	President, Chief Executive Officer, Chief Financial Officer
		Secretary-Treasurer and Director

    Mr. Klemsz has been the Company’s President, Secretary-Treasurer, and a Director since its inception. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC, one of our shareholders. He was Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership and the principal shareholder of the Company, from May, 2000 until March, 2007. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

Committees of the Board of Directors

    Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation

    No compensation has been paid and no stock options granted to any of our officers or directors in the last three fiscal years.

Employment Agreements

    We have no written employment agreements with any of our executive officers or key employees.

Equity Incentive Plan

    We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Indemnification and Limitation on Liability of Directors

    Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Colorado law. Specifically, our directors will not be personally liable to our company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

    At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Certain Relationships and Related Transactions

    On January 12, 2007, an organization named Safe Harbor I, LLC., formerly known as Safe Harbor Business Development Company (“Safe Harbor”), which is affiliated with our largest shareholder, GDBA Investments, LLLP, agreed to provide operating capital in the form of a loan of $250,000 to cover operating expenses. This loan is evidenced by an unsecured promissory note which is due January 12, 2008.The maturity date of this note may be extended at the option of Safe Harbor for a period of one year following the maturity date provided Safe Harbor receives a renewal fee equal to 1.5% of the then outstanding principal balance due. However, the maturity date of this note will not be extended past January 12, 2009. The note is at an interest rate of 15% per annum, with interest payments to be made every ninety days, beginning ninety days for the date of the promissory note.

    We issued have a total of 200,000 warrants to Safe Harbor, exercisable at a price of $0.01 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Safe Harbor to loan us $250,000. The warrants are subject to registration rights.

    Once the spin-off distribution is affected, the GDBA Investments, LLLP will hold 1,178,144 shares of our issued and outstanding stock, representing approximately 65% of our issued and outstanding common stock. Mr. Klemsz was an employee of GDBA Investments, LLLP. GDBA Investments, LLLP may be deemed a "parent" as defined under the rules and regulations promulgated under the Securities Act. Mr. Klemsz, through Sarmat, LLC and his family, will own 314,000 shares, or approximately 17%.

    There were 2,000,000 shares of common stock outstanding at December 31, 2006. To facilitate the one for ten distribution, approximately 189,524 shares will be cancelled for no consideration, leaving a total of approximately 1,810,476 shares issued and outstanding, giving the AARD shareholders one hundred percent ownership of us.

    We use the mailing address of the offices of AARD for our mailing address. No expense provision for this use has been provided since it has been determined that it is immaterial.

 Principal Stockholders

    The following table sets forth, as of January 10, 2007, information regarding the anticipated future ownership of our common stock after the spin-off by:

*	persons who own more than 5% of our common stock;
*	each of our directors and each of our executive officers; and
*	all directors and executive officers as a group.

 We had 2,000,000 shares issued and outstanding as of December 31, 2006. The following table reflects our stock ownership assuming the completion of the spin-off of our shares to the shareholders of record of AARD declared January 10, 2007 to be effective March 1, 2007. Each person has sole voting and investment power with respect to the shares shown, except as noted. As of January 10, 2007, AARD had 16,036,625 shares of common stock and 517,000 Series A Convertible Preferred Stock, which is the equivalent of an additional 2,068,000 common shares, for a total of 18,104,625 shares outstanding, on a fully diluted basis. In connection with the spin-off, we estimate that AARD will issue approximately 1,810,476 shares to AARD shareholders. As a result, AARD will cancel and return to authorized shares a total of approximately 189,524 shares, giving the AARD shareholders one hundred percent ownership of us.  For the purposes of this table, we have used 1,810,476 shares as our anticipated total issued and outstanding.

Name and Address
of Beneficial	No. of	Percentage
Owner	Common Shares	of Ownership(1)(2)

Brian L. Klemsz(3)	314,000	17%
700 17th Street, Suite 1200
Denver, Colorado 80202

GDBA InvestmentsLLLP (4)(5)	1,178,144	65%
700 17th Street, Suite 1200
Denver, Colorado 80202

BOCO Investments, LLC(5)	100,000	6%
103 West Mountain Ave.
Fort Collins, Colorado 80524
____________________
All Officers and (4)	314,000	17%
Directors as a Group
(one person)
___________________

(1)	All ownership is beneficial and of record, unless indicated otherwise.

(2)	Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3)
A total of 194,000 of these shares are owned of record by Sarmat, LLC, which is controlled by Mr. Brian Klemsz, our President. A total of 120,000 shares are owned in the name of family members of Mr. Klemsz.

(4)
A total 1,178,144 shares are owned of record by GDBA Investments, LLLP.  A total of 1,000 shares are owned in the name of adult children of the affiliate of this entity, for which it disclaims beneficial ownership.

(5)
On September 28, 2006, GDBA Investments, LLLP and BOCO Investments, LLC each acquired 250,000 shares of AARD Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is the equivalent of four common shares for conversion purposes. As a result, GDBA Investments, LLLP and BOCO Investments, LLC will each receive an additional 100,0000 common shares in us, in addition to any ownership of common shares. These additional shares are reflected in the total number of shares owned by each entity in us.  Since March, 2007, Mr. Klemsz has been the Chief Investment Officer of BOCO Investments, LLC.

Federal Income Tax Considerations

General

    The following discusses U.S. federal income tax consequences of the spin-off transactions to AARD stockholders who hold AARD common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to AARD stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

*
foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia),

*	financial institutions,

*	dealers in securities,

*	traders in securities who elect to apply a market-to-market method of accounting,

*	insurance companies,

*	tax-exempt entities,

*	holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and

*	holders who hold AARD common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws.

    AARD stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

    We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code.

    Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each AARD stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

*	a dividend to the extent paid out of AARD's current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

*
a reduction in your basis in AARD common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution referenced above; and then

*	gain from the sale or exchange of AARD common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis.

*
each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

    Following completion of the distribution, information with respect to the allocation of tax basis among AARD and our common stock will be made available to the holders of AARD common stock.

Back-up Withholding Requirements

    U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

*	is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

*
provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules.

    A stockholder who does not supply AARD with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

Federal Securities Laws Consequences

 Of the 1,810,476 shares of Financial Services common stock distributed to AARD stockholders in the spin-off, all 1,810,476 shares will be freely transferable under the act, except for those securities received by persons who may be deemed to be affiliates of Financial Services under Securities Act rules. Persons who may be deemed to be affiliates of Financial Services after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Financial Services, such as our directors and executive officers. Approximately 1,531,144 shares of our common stock will be held by affiliates after completion of the spin-off.

    Persons who are affiliates of Financial Services generally will be permitted to sell their shares of Financial Services common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, Financial Services common stock received by Financial Services affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding Financial Services common stock or the average weekly trading volume for Financial Services common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

Description of Securities

    We are authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 1,000,000 shares of $0.10 par value preferred stock. As of December 31, 2006, 2,000,000 shares of Common Stock and no shares of preferred stock were issued and outstanding. Following the spin-off, we believe that there will be approximately 88 stockholders of record, based upon the number of record holders of AARD common shares as of the record date. All of our common shares distributed in the spin-off will be duly authorized, fully paid and nonassessable.   The shares of Financial Services are owned by AARD, who will distribute the Financial Services shares once the Form SB-2 is effective with the Securities and Exchange Commission. The shares will be distributed by X-Clearing Corp., which acts as our transfer agent.

Common Stock

    The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

    We are authorized to issue up to 1,000,000 shares of $0.10 par value preferred stock. Our preferred shares are entitled to such rights, references and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

    Although we currently do not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Warrants

    We issued have a total of 200,000 warrants to Safe Harbor, exercisable at a price of $0.01 per share subject to adjustment, for a period of five years from the date of issuance. These warrants were issued as an additional inducement for Safe Harbor to loan us $250,000. The warrants are subject to registration rights.

Options

    We have not issued any options or other derivative securities.

Transfer Agent

    The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303) 573-1000.

Reports to Stockholders

    We intend to furnish annual reports to stockholders which will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders as we deem appropriate.

Legal Matters

    The law firm of David Wagner & Associates, P.C. of Greenwood Village, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. After the spin-off, an affiliate of this firm will own 31,550 shares of our common stock.

Experts

    The financial statements of Financial Services as of and for the year ended December 31, 2006 included herein and elsewhere in the Registration Statement have been audited by Cordovano and Honeck, LLP independent certified public accountants, to the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Where You Can Find More Information

    You may read and copy any document we file at the Commission's Public Reference Room in Washington, D.C. The Public Reference Room is located in Room 1580, 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

    We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of our common stock to be distributed in the spin-off. This prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information about our company or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement.

    We are not currently subject to the informational filing requirements of the Exchange Act. However, as a result of this offering, we will become subject to these requirements and will file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports, proxy statements and other information with the Commission. We will provide without charge to each person who receives this prospectus copies of our reports and other information which we file with the Commission. Your request for this information should be directed to our President and Chief Financial Officer, Brian L. Klemsz, at our corporate office in Denver, Colorado. You can also review this information at the public reference rooms of the Commission and on the Commission's website as described above.

ACROSS AMERICA FINANCIAL SERVICES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Across America Financial Services, Inc.:

We have audited the accompanying balance sheet of Across America Financial Services, Inc. (a development stage company) as of December 31, 2006, and the related statements of operations, changes in shareholder’s equity, and cash flows for the year ended December 31, 2006, from December 1, 2005 (inception) through December 31, 2005, and from December 1, 2005 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Across America Financial Services, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006, from December 1, 2005 (inception) through December 31, 2005, and from December 1, 2005 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no history of operations, limited assets, and has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
January 10, 2007

Across America Financial Services, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2006
Assets
Cash and equivalents	$2,000
Total assets	$2,000

Liabilities and Shareholder's Equity
Liabilities
Accrued liabilities	$500
Total liabilities	500

Shareholder's equity
Preferred stock, $.10 par value; 1,000,000 shares authorized,
-0- shares issued and outstanding	-
Common stock, $.001 par value; 50,000,000 shares authorized,
2,000,000 shares issued and outstanding	2,000
Deficit accumulated during development stage	(500)
Total shareholder's equity	1,500

Total liabilities and shareholder's equity	$2,000

See Notes to Financial Statements

Across America Financial Services, Inc
(A Development Stage Company)
Statements of Operations
.
		December 1, 2005	December 1, 2005
		(Inception)	(Inception)
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2006	2005	2006

Operating expenses:
Selling, general and administrative	$500	$-	$500
Total Operating expenses	500	-	500

Loss from operations	(500)	-	(500)

Net loss	$(500)	$-	$(500)

Basic and diluted loss per share	$(0.00)	$(0.00)

Basic and diluted weighted average common
shares outstanding	2,000,000	-

See Notes to Financial Statements

Across America Financial Services, Inc.
(A Development Stage Company)
Statements of Cash Flows

		December 1, 2005	December 1, 2005
		(Inception)	(Inception)
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2006	2005	2006
Cash flows from operating activities:
Net loss	$(500)	$—	$(500)
Adjustments to reconcile net income to net cash used by operating activities:
Changes in current assets and current liabilities:
Accounts payable and accrued liabilities	500	—	500
Net cash provided by operating activities	—	—	—

Cash flows from financing activities:
Proceeds from sale of common stock	2,000	—	2,000
Net cash provided by financing activities	2,000	—	2,000

Net change in cash	2,000	—	2,000

Cash and equivalents, beginning of period	—	—	—

Cash and equivalents, end of period	$2,000	$—	$2,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$—	$—
Interest	$—	$—	$—

See Notes to Financial Statements

Across America Financial Services, Inc.
(A Development Stage Company)
Statement of Changes in Shareholder's Equity

					Deficit
					Accumulated
					During
	Preferred Stock		Common Stock		Development
	Shares	Par Value	Shares	Par Value	Stage	Total

Balance at December 1, 2005 (inception)	—	$—	—	$—	$—	$—
Net loss, period ended December 31, 2005	—	—	—	—	—	—
Balance at December 31, 2005	—	—	—	—	—	—

December 2006, shares sold to parent corporation
($.001/share) (Note 2)	—	—	2,000,000	$2,000	—	2,000
Net loss, year ended December 31, 2006	—	—	—	—	(500)	(500)
Balance at December 31, 2006	—	$—	2,000,000	$2,000	$(500)	$1,500

See Notes to Financial Statements

ACROSS AMERICA FINANCIAL SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements

(1)	Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization and Basis of Presentation
Across America Financial Services, Inc. (the “Company”) was incorporated in the state of Colorado on December 1, 2005 and is a wholly-owned subsidiary of Across America Real Estate Corp. (“AARD”).  The Company commenced operations on November 9, 2006, after the approval of its business plan.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company was organized to provide a nationwide, mortgage commercial brokerage operation. The Company plans to incorporate traditional mortgage brokering with a web-based, automated underwriting system which allows clientele to process loan applications twenty-four hours a day, seven days a week.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no history of operations, limited assets, and has incurred operating losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, commence operations, provide competitive services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at December 31, 2006.

Financial Instruments
The Company’s financial instruments consist of cash and accrued liabilities. At December 31, 2006, the fair value of the Company’s financial instruments approximate fair value due to the short-term maturity of the instruments.

ACROSS AMERICA FINANCIAL SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements

Loss per Common Share
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At December 31, 2006, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Fiscal Year-end
The Company operates on a December 31 year-end.

(2)	Related Party Transactions

On December 28, 2006, the Company sold 2,000,000 shares of its common stock to its parent corporation, Across America Real Estate Corp., for $2,000, or $.001 per share.

(3)	Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

December 31,
2006
U.S. statutory federal rate	15.00%
State income tax rate, net of federal benefit	3.94%
Net operating loss for which no tax
benefit is currently available	-18.94%
0.00%

ACROSS AMERICA FINANCIAL SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements

At December 31, 2006, deferred tax assets consisted of a net tax asset of $95, due to operating loss carryforwards of $500, which was fully allowed for, in the valuation allowance of $95. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the year ended December 31, 2006 and from December 1, 2005 (inception) through December 31, 2005 totaled $95 and $-0-, respectively. The current tax benefit for the year ended December 31, 2006 and from December 1, 2005 (inception) through December 31, 2005 also totaled $95 and $-0-, respectively. The net operating loss carryforward expires through the year 2026.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(4)	Subsequent Events

Spin Off
On January 10, 2007, the directors of Across America Real Estate Corp. (“AARD“) approved, subject to the effectiveness of a registration with the Securities and Exchange Commission, a spin off to its shareholders of record as of March 1, 2007 (the “Record Date”), on a pro rata basis, with one share each of Financial Services to be issued for each ten shares issued and outstanding of common stock or common stock upon conversion of AARD preferred stock owned by such AARD shareholders as of the Record Date. Since AARD’s business is related to the proposed activities of Financial Services, the AARD directors decided it was in the best interest of AARD and Financial Services and AARD’s shareholders to spin-off Financial Services to minimize any potential of conflict of interest.

The shares of Financial Services are owned by AARD, who will distribute the Financial Services shares once the registration statement is effective with the Securities and Exchange Commission.

Promissory Note and Warrants
In January 2007, Safe Harbor I, LLC., formerly known as Safe Harbor Business Development Company (“Safe Harbor”), a related party controlled by the Company’s president, agreed to provide the Company operating capital in the form of a loan of $250,000. This loan is evidenced by an unsecured promissory note dated January 12, 2007. The note carries a 15% interest rate and matures on January 12, 2008. The Company may extend the maturity date by one year upon payment of a renewal fee equal to 1.5% of the then outstanding principal balance due. Interest payments are due every 90 days and any payments not received by the due date will incur a default interest rate of 24%.

In addition, on January 12, 2007, the Company issued Safe Harbor warrants to purchase 200,000 shares of the Company’s common stock at a price of $.01 per share. The warrants expire five years from the date of issuance.

Until June 17, 2007 (90 days after the date of this prospectus), all dealers affecting transactions in the shares offered by this prospectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.
		Spin-Off of 1,810,476 Shares of Common Stock

________________________

TABLE OF CONTENTS		ACROSS AMERICA FINANCIAL SERVICES, INC.
Questions and Answers	2
About the Spin-Off	2
About the Prospectus Summary	2
Forward-Looking Statements	3
Summary	3
Risk Factors	4
Spin-Off and Plan of Distribution	7	Common Stock
Capitalization	9
Certain Market Information	9
Selected Financial Information	10
Management Discussion	11
Business	13
Management	14	____________________
Certain Relationships and Related Transactions	16
Principal Stockholders	16	PROSPECTUS
Federal Income Tax Considerations	18	____________________
Federal Securities Laws Consequences	20
Description of Securities	20
Transfer Agent	21
Legal Matters	21
Experts	21
Where You Can Find More Information	21	March 19, 2007
Financial Statements	23